UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2017

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)
6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2017, Mr. Charles O. Garner joined Blackhawk Network Holdings, Inc. as its Chief Financial Officer and will report to Talbott Roche, President and Chief Executive Officer.
Mr. Garner, age 47, from 2016 to 2017, served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Zelis Healthcare Corp., a healthcare information technology and electronic payments company, where he directed day-to-day financial and operational activities. Prior to that, Mr. Garner held various leadership roles at MedAssets, Inc., a publicly-traded healthcare technology solutions provider, including having served as Executive Vice President, Chief Strategy and Transformation Officer from 2015 to 2016; Executive Vice President, Chief Financial Officer from 2011 to 2015; and, Senior Vice President, Corporate Development from 2007 to 2011. Prior to joining MedAssets in 2005, Mr. Garner was responsible for strategic planning and corporate development at Coca-Cola Enterprises. Mr. Garner’s broad business experience includes positions as a management consultant with Bain & Company and in software design and business development at American Management Systems (now CGI). Mr. Garner holds a B.B.A. in Management Information Systems from Loyola College in Maryland and an M.B.A. from The University of North Carolina at Chapel Hill, and has also earned the Chartered Financial Analyst (CFA) designation.
Mr. Garner will receive (i) an annual base salary of $535,000; (ii) an annual bonus with a target payment opportunity of 80% of his base salary and a maximum payment opportunity of 120% of his base salary; and (iii) a grant of restricted stock units to acquire 100,000 shares of the Company’s common stock, vesting in four equal installments over four years. Mr. Garner will be eligible to participate in the Company’s Executive Change in Control Severance Plan at the level of Group A. Mr. Garner will also be eligible to receive reimbursement of expenses arising from his relocation to the San Francisco Bay Area, not to exceed $100,000, and taxable amounts will be grossed up. If he voluntarily leaves the Company within 12 months of his hire date, he must repay all of the relocation expenses. The Company will also reimburse him for reasonable business travel and temporary housing expenses until the earlier of May 31, 2018 and his relocation. Other than due to a change of control, if the Company terminates his employment without cause or he resigns for good reason, Mr. Garner is entitled to receive a severance payment in an amount equal to 52 weeks of his base salary.
Mr. Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer of the Company, has transitioned out of his role as Chief Financial Officer and will retire from the Company in November 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2017	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Kirsten E. Richesson
	Name:	Kirsten E. Richesson
	Title:	General Counsel and Secretary